Exhibit 10.1

AMENDMENT NO. 1 TO GOLD RESOURCE CORPORATION
AMENDED AND RESTATED NON-QUALIFIED
STOCK OPTION AND STOCK GRANT PLAN

The Gold Resource Corporation Non-Qualified Stock Option and Stock Grant Plan (the “Plan”) is hereby amended in accordance with the recommendation of the Board of Directors and the approval of the Corporation’s shareholders.  Section 4 of the Plan is hereby struck and replaced with the following:

4.           The Common Stock.

The Board is authorized to appropriate, grant Options and make Stock Grants with respect to, and otherwise issue and sell for the purposes of the Plan, a total number not in excess of 10,000,000 shares of Common Stock, either treasury or authorized but unissued, or the number and kind of shares of stock or other securities which in accordance with Section 9 shall be substituted for the 10,000,000 shares or into which such 10,000,000 shares shall be adjusted. All or any unsold shares subject to an Option or Stock Grant that for any reason expires or otherwise terminates may again be made subject to Options and Stock Grants under the Plan.

Effective: November 4, 2010